Exhibit 99.6

News Release

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com Mary Springer Investor Relations Quantum Corp. (408) 944-4450 ir@quantum.com	For Release: Aug. 22, 2006 5:00 p.m. PDT

QUANTUM COMPLETES ACQUISITION OF ADVANCED DIGITAL INFORMATION CORPORATION

Creates Leading Global Storage Company Specializing in Backup, Recovery and Archive Solutions

SAN JOSE, Calif., Aug. 22, 2006 – Quantum Corp. (NYSE:DSS) today announced the completion of its acquisition of Advanced Digital Information Corp. (NASDAQ:ADIC), creating the leading global storage company specializing in backup, recovery and archive solutions. With the close of the acquisition, Quantum will provide customers of all sizes with a comprehensive range of innovative products and services designed to meet their current and future data protection and retention needs. The combination is also expected to expand Quantum’s market access, increase its opportunities for growth and strengthen its financial position.

Under the terms of the definitive agreement announced on May 2, 2006, and following approval of the transaction by ADIC shareholders last Friday, Quantum acquired all of ADIC and its outstanding shares for approximately $770 million, primarily in cash. Quantum is funding the transaction through a combination of cash on hand and approximately $500 million in financing from a group of banks and other lending institutions. The annual interest expense resulting from the financing is expected to be approximately $50 million.

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Quantum Completes Acquisition of Advanced Digital Information Corporation

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Quantum expects the transaction to be up to 15 cents accretive on an earnings per share basis, with the accretion beginning to appear in its financial results in the March quarter of next year. As a result of intensive integration planning over the last few months, the company has identified annualized cost synergies of approximately $75 million to $80 million, compared to the $45 million it had initially estimated when it announced the definitive agreement. Quantum expects to begin realizing the benefit of a significant portion of these synergies by the end of this calendar year, the majority of the synergy savings by the end of its fiscal year (March 31, 2007), and the remaining synergy benefits in the following two quarters after that. The synergies will reduce both cost of goods sold and operating expenses and primarily be generated by eliminating redundancies in internal programs, processes and employee positions, rationalizing facilities, leveraging higher manufacturing volumes to reduce supply chain costs, and streamlining procurement processes.

Coming Together to Serve Customers Even Better

“We are bringing together two long-standing leaders in backup, recovery and archive to create the largest independent company in this market, with more than 50 years of experience in meeting customer needs,” said Rick Belluzzo, chairman and CEO of Quantum. “By combining our complementary strengths and intelligently integrating our broad range of assets, we are well positioned to provide even greater value to customers, expand our branded channel and OEM base and pursue new opportunities for growth. We will have more to say about this over the next 30-45 days as we begin integrating the two companies.”

As a global storage leader specializing in backup, recovery and archive, Quantum has the focused expertise that customers need as they struggle to meet the increasingly complex and continually evolving challenges in this critical area of storage. With the acquisition of ADIC, Quantum offers a comprehensive portfolio of platform-independent systems, software, devices and media that reflect a deep commitment to customer-driven innovation – for example, both companies have been pioneers in developing disk-based virtual tape libraries for open systems environments and building remote monitoring and intelligent diagnostic capabilities in tape automation systems. In addition, with combined revenues exceeding $1.2 billion over the last four quarters and a significantly larger sales and service infrastructure, Quantum now has the scale to engage with customers at a more strategic level.

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“The data protection market is evolving rapidly, as IT professionals enhance their tape-based data protection strategies with disk-based backup and archive solutions and new software functionality,” said John McArthur, group vice president and general manager of IDC’s Information Infrastructure and Enabling Technologies Group. “Quantum’s acquisition of ADIC positions the company as a more critical player in this expanding data protection market. The combined company will have the scale and capability to offer not only tape solutions but also a strong set of disk-based solutions, an expanded software portfolio and a broader range of services.”

Continuing to Focus on Customers and Partners during Integration

In preparation for the completion of the acquisition, Quantum and ADIC teams have been working to ensure that the newly combined company continues to meet the needs of existing customers and partners on both sides during the integration of the two companies. As a result, Quantum today announced that it will continue to: sell and support all current Quantum and ADIC products; sell all products through the companies’ respective partners and distribution channels; and maintain existing service contracts and product warranties. Quantum has also moved quickly to finalize its Sales, Marketing and Service organization, and all customer-facing positions, roles and responsibilities will be finalized by next week. With the completion of the acquisition, Quantum will have nearly a thousand Sales, Marketing and Service employees providing informed expertise, advice and support to customers around the world.

About Quantum

Quantum Corp. (NYSE:DSS) is the leading global storage company specializing in backup, recovery and archive. Combining focused expertise, customer-driven innovation, and platform independence, Quantum provides a comprehensive, integrated range of disk, tape, and software solutions supported by a world-class sales and service organization. As a long-standing and trusted partner, the company works closely with a broad network of resellers, OEMs and other suppliers to meet customers’ evolving data protection needs. Quantum Corp., 1650 Technology Drive, Suite 700, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.

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Quantum Completes Acquisition of Advanced Digital Information Corporation

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“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to: (1) our expectations regarding the benefits and capabilities resulting from our acquisition of ADIC; (2) the annual interest expense resulting from the financing; (3) our expectation that the ADIC transaction will be up to 15 cents accretive to Quantum on an earnings per share basis, with the accretion beginning to appear in its financial results in the March quarter of next year, (4) expected annualized cost synergies of approximately $75 to $80 million, and the nature of and expected timing for realizing these synergies; (5) our expectation that we are well positioned to provide even greater value to customers, expand our branded channel and OEM base and pursue new opportunities for growth; (6) our intent to continue to: sell and support all current Quantum and ADIC products; sell all products through the companies’ respective partners and distribution channels; and maintain existing service contracts and product warranties; and (7) our intent to finalize all customer-facing positions, roles and responsibilities by next week, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: (a) challenges in successfully integrating ADIC, its products and its employees into Quantum and in achieving expected synergies; (b) the failure to compete successfully in the highly competitive and rapidly changing marketplace for backup, recovery, archive and other storage products and services; (c) difficulties in retaining ADIC’s key employees; (d) our ability to successfully execute to our product roadmaps and timely ship our products; (e) the risk that lower volumes and continuing price and cost pressures could lead to lower gross margin rate; (f) media royalties from media manufacturers coming in at lower levels than expected; (g) operational risks associated with the changes being made to our manufacturing infrastructure; and (h) acceptance of, or demand for, our products being lower than anticipated. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” on pages 21 to 24 in Quantum’s Form S-4 filed with the SEC on July 20, 2006 and those risks and uncertainties listed in the section entitled “Risk Factors” on pages 14 to 25 in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2006. In particular, you should review the risk factors on pages 14 and 15 of our Form 10-K under the headings “From time to time we make acquisitions, such as the contemplated acquisition of ADIC. The failure to successfully integrate recent or future acquisitions could harm our business, financial condition, and operating results” and “If we draw on our contemplated $500 million credit facility with Key Bank, we will substantially increase our debt, which could adversely affect our cash flow and prevent us from fulfilling our obligations.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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